UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2008

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	000-31203	98-0171860
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

President Place, 4th Floor, Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: 011-27-11-343-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 8.01 OTHER EVENTS.

     On December 1, 2008, Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) filed its Amended and Restated Articles of Incorporation (the “Amendment and Restatement”) with the Secretary of State of the State of Florida. The Amendment and Restatement was previously approved by the board of directors of the Company as described in the Company’s most recent proxy statement and was approved by the Company’s shareholders at its 2008 annual shareholders’ meeting held on November 27, 2008. The Amendment and Restatement amends the Company’s Articles of Incorporation to (i) increase the number of authorized shares of the Company’s common stock from 83,333,333 shares to 200,000,000 shares, (ii) simplify the Company’s Articles of Incorporation by deleting obsolete provisions and (iii) consolidate the Company’s Articles of Incorporation so that the entire charter is contained in one document. No change was made to the number of authorized shares of our preferred stock.

     The foregoing description is qualified in its entirety by reference to the Amendment and Restatement, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference into this Item 8.01.

ITEM 9.01 FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Exhibit Description
3.1	Amended and Restated Articles of Incorporation of Net 1 UEPS Technologies, Inc.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET 1 UEPS TECHNOLOGIES, INC.

Date: December 1, 2008	By:	/s/ Serge C.P. Belamant
Dr. Serge C.P. Belamant
Chief Executive Officer